   UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

 Pursuant to section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 28, 2011

KENNETH COLE PRODUCTIONS, INC.

 (Exact name of registrant as specified in its charter)

New York

1-13082

13-3131650

(State or other jurisdiction of

(Commission

(IRS Employer

incorporation)

File Number)

Identification No)

603 West 50th Street, New York, NY 10019

(Address of principal executive offices)(Zip code)

Registrant’s telephone number, including area code (212) 265-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 28, 2011, Kenneth Cole Productions, Inc. (“the Company”) announced that Jill Granoff will leave her position as Chief Executive Officer of the Company and resign her seat on the Board, effective immediately.

Item 8.01  Other Events.

The Company also announced that Kenneth Cole, Chairman and Chief Creative Officer, will act as Interim Chief Executive Officer.  Additionally, Paul Blum, who was with the Company for 15 years and served as President from 2002 to 2006, has agreed to return to the Company and assume the role of Vice Chairman.

Item 9.01 Financial Statements and Exhibits.

Exhibits:

99.1 Press Release dated February 28, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kenneth Cole Productions, Inc.

Registrant

Dated:  March 1, 2011

            By:      /S/ DAVID P. EDELMAN

Name: David P. Edelman

Title:   Chief Financial Officer

(Principal Financial and Accounting Officer)

Exhibit Index

Description

Exhibit No.  99.1

Press Release dated February 28, 2011

Company Contact:	Media Contact:
David Edelman	Lisa Hellman
Chief Financial Officer	Vice President of Global Public Relations
Kenneth Cole Productions, Inc.	Kenneth Cole Productions, Inc.
(212) 265-1500	(212) 830-6863

Investor Relations Contact:
James R. Palczynski
Principal
Integrated Corporate Relations, Inc.
(203) 682-8229

KENNETH COLE PRODUCTIONS ANNOUNCES

EXECUTIVE MANAGEMENT CHANGE

Company Announces Departure of Jill Granoff as CEO

 Kenneth Cole to Serve as Interim CEO

Board Appoints Paul Blum to Serve as Vice Chairman

New York, New York, February 28, 2011 – The Board of Directors of Kenneth Cole Productions, Inc. (NYSE: KCP), a leading designer and marketer of fashion footwear, apparel and accessories, today announced that they and Chief Executive Officer Jill Granoff have mutually agreed that Ms. Granoff will leave her position as Chief Executive Officer of the company and resign her seat on the company’s Board, effective immediately. Kenneth Cole, Chairman and Chief Creative Officer, will act as Interim Chief Executive Officer. Paul Blum, who was with the Company for 15 years and served as President from 2002 to 2006, has agreed to return to the Company and assume the role of Vice Chairman.

 “I would like to thank Jill for her contributions and dedication to the company,” said Mr. Cole. “I have a very high regard for her, and appreciate all of her efforts over the last couple of years.  I wish her the best in her future endeavors.”

“It is with mixed emotions that I announce my departure from Kenneth Cole,” said Ms. Granoff.  “Over the past three years I've worked with a great team on a great brand.  Despite a challenging business environment, together we have been able to build a more productive organization that is well positioned for the future.  I look forward to exciting opportunities ahead and wish Kenneth and the team continued success.”

Mr. Cole continued, “I’m pleased that Paul will be returning to the company and I look forward to working together again. He is intimately familiar with our business and shares my view and that of the Board that it holds significant untapped potential. I am confident Paul will play a critical role in executing the company’s goals and strategic agenda, building on the momentum of our current business partnerships, and capitalizing on global opportunities.”

“It will be exciting to reunite with Kenneth Cole Productions and play an expanded role in the evolution of a business and brand I know very well,” said Mr. Blum. “It is a privilege to return to work with an individual and organization I hold in the highest regard. I look forward to helping maximize the business opportunities and leverage this powerful brand.”

Mr. Blum served as Chief Executive Officer of David Yurman from 2006-2010, helping widen the company’s reach by expanding the luxury brand globally. Under Paul's leadership, the company grew significantly in sales, developed a strong retail operation, created an industry leading luxury e-commerce business, diversified its product offerings with strategic licensing arrangements, and developed a global business with company-owned operations in Asia and Europe.   Previously, he was with Kenneth Cole Productions from 1991 to 2006. Four of those years were spent as President where he was instrumental in building the Wholesale and Consumer Direct divisions and helping them to achieve record sales and profitability.  He also oversaw the management of operations, marketing and finance. Prior to serving as President, Mr. Blum served as the Company’s Chief Operating Officer and Executive Vice President.

About Kenneth Cole Productions, Inc.

Kenneth Cole Productions, Inc. designs, sources, and markets a broad range of footwear, handbags, apparel and accessories under the brand names Kenneth Cole New York; Kenneth Cole Reaction; Unlisted; and Le Tigre, as well as footwear under the proprietary trademark Gentle Souls. The Company has also granted a wide variety of third party licenses for the production of men's, women's and children's apparel as well as fragrances, watches, jewelry, eyewear, and several other accessory categories. The Company's products are distributed through department stores, better specialty stores, company-owned retail stores and its e-commerce website. Further information can be found at http://www.kennethcole.com/.

Forward Looking Statement Disclosure

The statements contained in this release that are not historical facts may be deemed to constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Actual future results might differ materially from those projected in such statements due to a number of risks and uncertainties, including but not limited to, demand and competition for the Company's products, the ability to enter into new product license agreements or to renew or replace existing product licensee agreements, changes in consumer preferences or fashion trends, delays in anticipated store openings and closings, and changes in the Company's relationships with retailers, licensees, vendors and other resources. The forward looking statements contained herein are also subject to other risks and uncertainties that are described in the Company's reports and registration statements filed with the Securities and Exchange Commission.

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